The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION. Dated January 20, 2009


             Preliminary Pricing Supplement dated February [o], 2009
                   to the Prospectus dated January 5, 2007 and
                the Prospectus Supplement dated February 28, 2007

  [RBC LOGO]             Royal Bank of Canada

                         Bullish Buffered Enhanced Return Notes Linked to a Global Basket, due

                         February 19, 2013


                                  GENERAL TERMS

     Royal Bank of Canada is offering Bullish Buffered Enhanced Return Notes (the "notes" or "bullish buffered enhanced return notes") linked to a basket of indices and exchange-traded funds ("ETFs") named below. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and this pricing supplement describe terms that will apply generally to the bullish buffered enhanced return notes, including any notes you purchase.

     The bullish buffered enhanced return notes are non-principal-protected notes linked to the performance of the basket of indices and ETFs (the "Basket Assets") described below. The Payment at Maturity on your notes will be based on the performance of the Basket Assets during the term of your notes. Your principal amount will be protected only if the Percentage Change in your notes is positive or if the Final Basket Level does not fall below the Initial Basket Level by more than the Buffer Percentage. The notes are designed for investors who are seeking exposure to the specified Basket Assets and who anticipate that the value of the Basket Assets will increase from the Initial Basket Level on the Pricing Date to the Final Basket Level on the Valuation Date shortly before the Maturity Date, of the relevant series of notes. Investors must be willing to forego interest payments on the notes and be willing to accept a negative return. In addition, returns on the notes are subject to the cap described below (the "Maximum Redemption Amount").

     THE BULLISH BUFFERED ENHANCED RETURN NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY, AND ARE FULLY EXPOSED TO ANY DECLINE IN THE LEVEL OF THE BASKET ASSETS IF THAT DECLINE, BETWEEN THE PRICING DATE AND THE VALUATION DATE, IS MORE THAN THE BUFFER PERCENTAGE. YOU WILL LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT IF THE FINAL BASKET LEVEL FALLS BELOW THE INITIAL BASKET LEVEL BY MORE THAN THE BUFFER PERCENTAGE.

Issuer:                       Royal Bank of Canada ("Royal Bank").

Underwriter:                  RBC Capital Markets Corporation.

Issue:                        Senior Global Medium-Term Notes, Series C.

Currency:                     U.S. Dollars.

Principal at Risk:            These notes are NOT principal protected.

Term:                         Four (4) years

Pricing Date:                 February 13, 2009

Issuance Date:                February 19, 2009

Valuation Date:               February 13, 2013

Maturity Date:                February 19, 2013

CUSIP:                        78008GXY3

Basket Assets:                Name of Index or ETF                                Bloomberg      Component      Initial
                              ---------------------                               ---------      ---------      -------
                                                                                    Ticker         Weight        Asset
                                                                                    ------         ------        -----
                                                                                                                 Level
                                                                                                                 -----
                              Standard and Poor's 500(R) Index                       SPX            74%           [o]

                              Russell 2000(R) Index                                  RTY            10%           [o]

                              iShares(R) MSCI EAFE Index Fund                        EFA            10%           [o]

                              iShares(R) MSCI Emerging Markets Index Fund            EEM             6%           [o]

Minimum Investment            $1,000

Denomination:                 Each note will be issued in Denominations of
                              $1,000 and integral multiples thereof.

Payment at Maturity:          If, at maturity, the Final Basket Level is greater
                              than the Initial Basket Level (in which case the Percentage Change will be positive), then the investor will receive an amount equal to the lesser of:

                                 1.  Principal Amount + (Principal Amount x
                                     Participation Rate x Percentage Change);
                                     and

                                 2.  the Maximum Redemption Amount

                              If the Final Basket Level is less than or equal to the Initial Basket Level, but not less than 80% of the Initial Basket Level (the "Buffer Level"), in which case the Percentage Change will be less than or equal to 0% but not less than -20%, then, at maturity, the investor will receive their Principal Amount only.

                              If the Final Basket Level is less than the Buffer Level, then, at maturity, the investor will receive a cash payment equal to:

                              Principal Amount + [Principal Amount x (Percentage Change + Buffer Percentage)]

Percentage Change:            The Percentage Change, expressed as a percentage,
                              is equal to the sum of the weighted percentage changes of the Basket Assets. The weighted percentage change for each Basket Asset is calculated using the following formula:

                                        Final Asset Level - Initial Asset Level
                    Component Weight x (---------------------------------------)
                                                    Initial Asset Level

                              where, the Initial Asset Level is the closing level of a Basket Asset on the Pricing Date, and the Final Asset Level is the closing level of a Basket Asset on the Valuation Date.

Maximum Redemption            [166-182]% multiplied by the principal amount
Amount:                       (to be determined on the pricing date).

Cap: [66-82]% multiplied by the Initial Basket Level (to be determined on the pricing date).

Buffer Percentage:            20% (Buffer Level is 80% of Initial Basket Level)

Participation Rate:           [165-205]% (to be determined on the pricing date);
                              provided, however, in no event will more than the Maximum Redemption Amount be paid.

Initial Basket Level:         The weighted sum of the Initial Asset Levels of
                              the Basket Assets.

Final Basket Level:           The weighted sum of the Final Asset Levels of the
                              Basket Assets.

U.S. Federal Tax              In the opinion of our counsel, Sullivan & Cromwell
Treatment:                    LLP, it would be reasonable to treat the notes as
                              a pre-paid cash-settled derivative contract in respect of the Basket Assets for United States
                              Federal income tax purposes. The notes require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in accordance with such characterization. If the notes are so treated, a holder should generally recognize capital gain or loss upon the sale or maturity of the notes in an amount equal to the difference between the amount a holder receives at such time and the holder's tax basis in the notes.
                              For additional information concerning the U.S.
                              federal income tax treatment of the notes, please see the section titled "Supplemental Discussion of U.S. Federal Income Tax Consequences" below.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the notes after the settlement date. The amount that an investor may receive upon the sale of their notes prior to maturity may be less than the Principal Amount.

Clearance and Settlement:     DTC global (including through its indirect
                              participants Euroclear and Clearstream, Luxembourg as described under "Description of Debt Securities
                              -- Ownership and Book-Entry Issuance" in the accompanying prospectus).

Listing: The notes will not be listed on any securities exchange or quotation system.

Calculation Agent:            The Bank of New York Mellon.

Terms Incorporated in the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "General Terms of the Bullish
                              Buffered Enhanced Return Notes" in this pricing supplement.

Your investment in the notes involves certain risks. See "Additional Risk Factors Specific to Your Notes" beginning on page 1 to read about investment risks relating to the bullish buffered enhanced return notes. The principal of the bullish buffered enhanced return notes is not protected if the Final Basket Level falls below the Initial Basket Level by more than the Buffer Percentage. You could lose your entire investment.

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

                                                                                              Per note           Total
                                                                                              --------           -----
Price to public.......................................................................     $o               $o
Underwriting discounts and commission.................................................     $o               $o
Proceeds to Royal Bank................................................................     $o               $o


The price to purchasers who maintain accounts with participating dealers in which only asset-based fees are charged is __%. The price at which you purchase the Notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the Notes. As a result, you may experience an immediate and substantial decline in the market value of your Notes on the Issuance Date.

If the Notes priced on the date of this preliminary pricing supplement, the price of the Notes would include a profit of $10.00 per $1,000 principal amount earned by Royal Bank of Canada in hedging its exposure under the Notes. In no event will the total of the commission received by RBCCM, which includes concessions to be allowed to other dealers, and the hedging profits of Royal Bank Canada, exceed $35.00 per $1,000 principal amount Note.

We may use this pricing supplement in the initial sale of the Notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in the Notes after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

                         RBC Capital Markets Corporation

                  Pricing Supplement dated February [o], 2009.

--------------------------------------------------------------------------------
In this pricing supplement, when we refer to the "notes", including your notes, we mean the bullish buffered enhanced return notes unless the context requires otherwise. Also, references to the "accompanying prospectus" mean the accompanying prospectus, dated January 5, 2007, as supplemented by the accompanying prospectus supplement, dated February 28, 2007, of Royal Bank of Canada.
--------------------------------------------------------------------------------

                         The Notes Are Part of a Series

     The bullish buffered enhanced return notes, including your notes, are part of a series of senior debt securities entitled "Senior Global Medium-Term Notes, Series C", that we may issue under our senior indenture, dated as of October 23, 2003, between Royal Bank of Canada and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee, as amended from time to time (the "indenture"). The bullish buffered enhanced return notes, including your notes, are "indexed notes", as defined in the accompanying prospectus supplement. This pricing supplement describes the specific financial and other terms that apply to your notes. We describe terms that apply generally to all Series C medium-term notes in "Description of the Notes We May Offer" in the accompanying prospectus supplement. The terms described here supplement those described in the accompanying prospectus and prospectus supplement and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

                                                 TABLE OF CONTENTS

Pricing Supplement

Additional Risk Factors Specific to Your Notes....................................................................1
General Terms of the Bullish Buffered Enhanced Return Notes.......................................................8
Hypothetical Returns on Your Notes...............................................................................19
Use of Proceeds and Hedging......................................................................................21
Indexes and ETFs.................................................................................................22
Historical Trading Level Information.............................................................................33
Supplemental Discussion of Canadian Tax Consequences.............................................................38
Supplemental Discussion of U.S. Federal Income Tax Consequences..................................................39
Employee Retirement Income Security Act..........................................................................41
Supplemental Plan of Distribution................................................................................42

Prospectus Supplement dated February 28, 2007

About This Prospectus Supplement................................................................................S-1
Risk Factors....................................................................................................S-1
Use of Proceeds.................................................................................................S-4
Description of the Notes We May Offer...........................................................................S-5
Certain Income Tax Consequences................................................................................S-24
Supplemental Plan of Distribution..............................................................................S-25
Documents Filed As Part of the Registration Statement..........................................................S-30


Prospectus dated January 5, 2007

Documents Incorporated by Reference...............................................................................2
Where You Can Find More Information...............................................................................3
Further Information...............................................................................................3
About This Prospectus.............................................................................................4
Presentation of Financial Information.............................................................................5
Caution Regarding Forward-Looking Information.....................................................................5
Royal Bank of Canada..............................................................................................6
Risk Factors......................................................................................................6
Use of Proceeds...................................................................................................6
Consolidated Ratios of Earnings to Fixed Charges..................................................................7
Consolidated Capitalization and Indebtedness......................................................................8
Description of Debt Securities....................................................................................9
Tax Consequences.................................................................................................26
Plan of Distribution.............................................................................................38
Benefit Plan Investor Considerations.............................................................................40
Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others..............................41
Validity of Securities...........................................................................................41
Experts..........................................................................................................41
Supplemental Financial Statement Schedule........................................................................42
Other Expenses of Issuance and Distribution......................................................................45

                 ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

--------------------------------------------------------------------------------
An investment in your notes is subject to the risks described below, as well as the risks described under "Risk Factors" in the accompanying prospectus, dated January 5, 2007, and the accompanying prospectus supplement, dated February 28, 2007. Your notes are not secured debt and are riskier than ordinary unsecured debt securities. Also, investing in your notes is not equivalent to investing directly in the Basket Assets to which your notes are linked. You should carefully consider whether the bullish buffered enhanced return notes are suited to your particular circumstances. This pricing supplement should be read together with the accompanying prospectus, dated January 5, 2007, and the accompanying prospectus supplement, dated February 28, 2007. The information in the accompanying prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this pricing supplement. This section describes the most significant risks relating to an investment in the notes. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and prospectus supplement, before investing in the notes.
--------------------------------------------------------------------------------

Your Investment in the Notes May Result in a Loss.

     The notes do not guarantee any return of principal. We will not repay you a fixed amount of principal on the notes on the Maturity Date. The return on your notes at maturity will depend on the direction of and Percentage Change in the value of the Basket Assets from the Pricing Date to the Valuation Date. Because the value of the Basket Assets will be subject to market fluctuations, the return on your notes you receive may be negative. If the Final Basket Level falls below the Initial Basket Level by more than the Buffer Percentage, the amount you receive at Maturity will be less than the principal amount per note even if the value of the Basket Assets is greater than the Initial Basket Level at certain periods during the term of the notes. As a result, you may receive less, and possibly significantly less, than the principal amount on your note.

The Buffer Percentage Provides Only Limited Principal Protection.

     The principal amount of your notes is protected only if the Final Basket Level is greater than the Initial Basket Level or does not fall below the Initial Basket Level by more than the Buffer Percentage. If the Final Basket Level of your notes decreases below the Initial Basket Level by more than the Buffer Percentage, you will lose some or all of your principal amount.

Your Return May Be Lower Than the Return on Other Debt Securities of Comparable Maturity.

     The return that you will receive on your notes, which could be negative, may be less than the return you could earn on other investments. Your return may be less than the return you would earn if you bought a traditional interest bearing debt security of Royal Bank with the same stated Maturity Date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money. Unlike traditional interest bearing debt securities, the notes do not guarantee the return of a principal amount on the Maturity Date.

The Notes Do Not Pay Interest or Guarantee Return of Your Investment.

     The notes do not pay interest prior to maturity and may return less, possibly significantly less, than the principal amount invested. If the Final Basket Level falls below the Initial Basket Level by more than the Buffer Percentage between the Pricing Date and the Maturity Date, at maturity you will lose a portion of your principal amount.

Your Potential Payment at Maturity May Be Limited.

     The notes may provide less opportunity to participate in the appreciation of the Basket Assets than an investment in a security linked to the Basket Assets providing full participation in the appreciation, because the return on the notes is capped by the Maximum Redemption Amount. Accordingly, your return on the notes may be less than your return would be if you made an investment in a security directly linked to the positive performance of the Basket Assets.

Owning the Notes Is Not the Same as Owning the Constituent Stocks of the Basket Assets or a Security Directly Linked to the Performance of the Basket Assets.

     The return on your notes will not reflect the return you would realize if you actually owned the indexes and ETFs that comprise the Basket Assets or a security directly linked to the positive performance of the Basket Assets and held such investment for a similar period because:

     o the return on the notes at maturity is limited to the Maximum Redemption Amount; and

     o the level of the Basket Assets is calculated in part by reference to the prices of the constituent stocks of the Basket Assets without taking into consideration the value of dividends paid on those stocks.

     Even if the level of the Basket Assets appreciates from the Initial Basket Level during the term of the notes, the market value of the notes prior to maturity may not increase by the corresponding amount. It is also possible for the market value of the notes prior to maturity to decline while the level of the Basket Asset appreciates.

There May Not Be an Active Trading Market for the Notes--Sales in the Secondary Market May Result in Significant Losses.

     There may be little or no secondary market for the notes. The notes will not be listed or displayed on any securities exchange, the NASDAQ Global Market System or any electronic communications network. RBC Capital Markets Corporation and other affiliates of Royal Bank currently intend to make a market for the notes, although they are not required to do so. RBC Capital Markets Corporation or any other affiliate of Royal Bank may stop any such market-making activities at any time. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

     If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price and as a result you may suffer substantial losses.

     The notes have not been designated for trading in the PORTAL system maintained by the Financial Industry Regulatory Authority.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors.

     The following factors, which are beyond our control, may influence the market value of your notes:

     o    the trading or closing level of the Basket Assets;

     o the Maximum Redemption Amount on the notes could limit any potential return you may receive;

     o the volatility (i.e., the frequency and magnitude of changes) of the level of the Basket Assets;

     o the dividend rate on constituent stocks of the Basket Assets (while not paid to holders of the notes, dividend payments on the constituent stocks of the Basket Assets may influence the market level of the Basket Assets and the market value of options on the Basket Assets and may therefore affect the market value of the notes);

     o economic, financial, regulatory, political, military, judicial and other events that affect stock markets generally and U.S stock markets in particular, and which may affect the market level of the Basket Assets;

     o    interest and yield rates in the market; and

     o    the time remaining to maturity.

     These factors may influence the market value of your notes if you sell your notes before maturity. Our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market will also affect the market value of your notes. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes. You cannot predict the future performance of the Basket Assets based on their historical performance.

If the Levels of the Basket Assets Change, the Market Value of Your Notes May Not Change in the Same Manner.

     Your notes may trade quite differently from the Basket Assets. Changes in the level of the Basket Assets may not result in comparable changes in the market value of your notes. If the weighted average closing level of the Basket Assets on any trading day increases above the Initial Basket Level, the value of the notes may not increase comparably, if at all. It is also possible for the value of the Basket Assets to increase while the value of the notes declines.

For Basket Assets that are ETFs, the Correlation Between the Performance of the ETF and its Underlying Index may be Imperfect.

     The ETFs that are Basket Assets in your notes will attempt to track the performance of an equity security index that underlies that ETF. Owning shares in an ETF is thus not the same as owning a security linked directly to the underlying index or the securities underlying that index, and there may be a discrepancy between the performance of the underlying index and the performance of the ETF linked to that index. Moreover, because the shares of the ETF are traded on stock exchanges and are subject to market supply and investor demand, the market value of one share of an ETF may differ from the net asset value per share of the ETF. Because of these potential discrepancies, the ETF return may not correlate perfectly with the return on the index to which the ETF is linked over the same period.

We Will Not Hold Shares of ETFs that are Basket Assets for Your Benefit.

     The indenture and the terms governing your notes do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the constituent ETFs of the Basket Assets acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the constituent ETFs of the Basket Assets for your benefit in order to enable you to exchange your notes for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any such ETFs owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Will Not Have Any Shareholder Rights and Will Have No Right to Receive any Constituent ETFs of the Basket Assets at Maturity.

     Investing in the notes will not make you a holder of any of the constituent ETFs of the Basket Assets. Neither you nor any other holder or owner of the notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any of the constituent ETFs of the Basket Assets.

Changes that Affect the Basket Assets will Affect the Market Value of the Notes and the Amount you will Receive at Maturity.

     The policies of Standard and Poor's and Russell (the "Index Sponsors") and iShares (the "ETF Issuer") concerning the calculation of the Basket Assets, additions, deletions or substitutions of the constituent stocks in the Basket Assets and the manner in which changes affecting those constituent stocks or the issuers thereof, such as stock dividends, reorganizations or mergers, may be reflected in the Basket Assets and, therefore, could affect the amount payable on the notes at maturity, and the market value of the notes prior to maturity. The amount payable on the notes and their market value could also be affected if the Index Sponsors or ETF Issuer changes these policies, for example by changing the manner in which it calculates a Basket Asset, or if the Index Sponsor discontinues or suspends calculation or publication of an index that is a Basket Asset, in which case it may become difficult to determine the market value of the notes. If events such as these occur, or if the Final Basket Level is not available because of a market disruption event or for any other reason, the Calculation Agent--which initially will be The Bank of New York Mellon--may determine the Final Basket Level or fair market value of the notes--and thus the Final Basket Level and the amount payable at maturity--in a manner it considers appropriate, in its sole discretion. See "General Terms of the Bullish Buffered Enhanced Return Notes--Anti-Dilution Adjustments" beginning on page PS-10.

Trading and Other Transactions by Royal Bank or its Affiliates in the Constituent Stocks of the Basket Assets, Futures, Options, Exchange-Traded Funds or Other Derivative Products on the Constituent Stocks of the Basket Assets or the Basket Assets May Impair the Market Value of the Notes.

     As described below under "Use of Proceeds and Hedging", we or one or more affiliates may hedge our obligations under the notes by purchasing or selling the constituent stocks of the Basket Assets, futures or options on the constituent stocks or the Basket Assets, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the constituent stocks of the Basket Assets or the Basket Assets, and we may adjust these hedges by, among other things, purchasing or selling constituent stocks of the Basket Assets, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Basket Assets or the constituent stocks of the Basket Assets at any time. Although they are not expected to, any of these hedging activities may decrease the market price of the constituent stocks of the Basket Assets and/or the level of the Basket Assets, and, therefore, decrease the market value of the notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the notes declines.

     We or one or more of our affiliates may also engage in trading in the constituent stocks of the Basket Assets and other investments relating to those stocks or the Basket Assets on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could decrease the market price of the constituent stocks of the Basket Assets and/or the level of the Basket Assets and, therefore, decrease the market value of the notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the constituent stocks of the Basket Assets or the Basket Assets. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes.

The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Our Cost of Hedging its Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity.

     The price at which you purchase the notes may include a selling concession (including a broker's commission), as well as the costs that we (or one of our affiliates) expect to incur in the hedging of our market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that we (or our affiliates) expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity will likely be less than your original purchase price. We expect that this effect will be greater if it occurs earlier in the term of the notes than if it occurs later in the term of the notes.

We Have No Affiliation With the Index Sponsors or ETF Issuer and Will Not Be Responsible for their Public Disclosure of Information.

     The Index Sponsors and ETF Issuer are not affiliates of ours and is not involved in any of our offerings of notes pursuant to this pricing supplement in any way. Consequently, we have no control of the actions of the sponsors or issuers of the Basket Assets, including any corporate actions of the type that would require the Calculation Agent to adjust the payment to you at maturity. We may from time to time act as a program dealer for one or more ETFs comprising Basket Assets. Nonetheless, the Index Sponsors and ETF Issuer have no obligation of any sort with respect to the notes. Thus, the Index Sponsors and ETF Issuer have no obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the value of the notes. None of the money you pay for the notes will go to the Index Sponsors or ETF Issuer.

     In addition, as we are not affiliated with the Index Sponsors or ETF Issuer, we do not assume any responsibility for the adequacy of the information about the Basket Assets or the Index Sponsors or ETF Issuers contained in this pricing supplement or in any of the Index Sponsors' or ETF Issuer's publicly available filings. We are not responsible for such Index Sponsors' or ETF Issuer's public disclosure of information on themselves or the Basket Assets, whether contained in Securities Exchange Commission filings or otherwise. As an investor in the notes, you should make your own investigation into the Basket Assets, the Index Sponsors, and ETF Issuer.

The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest.

     As noted above, we and our affiliates expect to engage in trading activities related to the Basket Assets and the constituent stocks of the Basket Assets that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders' interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Basket Asset and the price of the constituent stocks of the Basket Assets, could be adverse to the interests of the holders of the notes. We and one or more of our affiliates may, at present or in the future, engage in business with the issuers of the constituent stocks of the Basket Assets, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between our or one or more of our affiliates' obligations and the interests of holders of the notes as beneficial owners of the notes. Moreover, we and our affiliates may have published, and in the future expect to publish, research reports with respect to the issuers of the constituent stocks of the Basket Assets. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities by us or one or more of our affiliates may affect the market level of a Basket Asset and the prices of the constituent stocks of the Basket Assets and, therefore, the market value of the notes.

The Calculation Agent Can Postpone the Calculation of the Final Basket Level on the Valuation Date if a Market Disruption Event Occurs on the Valuation Date.

     The determination of the Final Basket Level may be postponed if the Calculation Agent determines that a market disruption event has occurred or is continuing on the Valuation Date with respect to a Basket Asset. If such a postponement occurs, the Calculation Agent will use the closing level of that Basket Asset on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the Valuation Date be postponed by more than ten business days. As a result, the Maturity Date for the notes could also be postponed, although not by more than ten business days.

     If the determination of the Final Basket Level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Final Basket Level will be determined by the Calculation Agent. In such an event, the Calculation Agent will make a good faith estimate in its sole discretion of the Final Basket Level that would have prevailed in the absence of the market disruption event. See "General Terms of the Bullish Buffered Enhanced Return Notes--Market Disruption Events" beginning on page PS-11.

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

     The Calculation Agent will, among other things, decide the amount of your Payment at Maturity on the notes. We may change the Calculation Agent after the original issue date without notice to you. For a fuller description of the Calculation Agent's role, see "General Terms of the Bullish Buffered Enhanced Return Notes--Role of Calculation Agent". The Calculation Agent will exercise its judgment when performing its functions. For example, the Calculation Agent may have to determine whether a market disruption event affecting the Basket Assets has occurred. This determination may, in turn, depend on the Calculation Agent's judgment whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Since this determination by the Calculation Agent will affect the Payment at Maturity on the notes, the Calculation Agent may have a conflict of interest if it needs to make any such decision.

Historical Performance of the Basket Assets Should Not Be Taken as an Indication of the Future Performance of the Basket Assets During the Term of the Notes.

     The performance of the Basket Assets will principally determine the value of the notes at maturity. The historical performance of the Basket Assets does not necessarily give an indication of the future performance of the Basket Assets. As a result, it is impossible to predict whether the level of the Basket Assets will rise or fall during the term of the notes. The level of the Basket Assets will be influenced by complex and interrelated political, economic, financial and other factors.

You Will Have Limited Anti-dilution Protection.

     For Basket Assets that are ETFs, the Bank of New York Mellon, as Calculation Agent for your notes, will adjust the Initial Basket Level for stock splits, reverse stock splits, stock dividends, extraordinary dividends and other events that affect the Basket Assets' capital structure, but only in the situations we describe in "General Terms of the Bullish Buffered Enhanced Return Notes -- Anti-dilution Adjustments." The Calculation Agent will not be required to make an adjustment for every corporate event that may affect the Underlying Security. For example, the Calculation Agent will not adjust the Initial Basket Level for events such as an offering of the constituent security for cash by the securities' issuer, a tender or exchange offer for the constituent asset at a premium to its then-current market price by the constituent asset issuer or a tender or exchange offer for less than all outstanding shares of the constituent asset by a third party. Those events or other actions by the constituent asset issuer or a third party may nevertheless adversely affect the market price of the constituent asset and, therefore, adversely affect the value of your notes.

Significant Aspects of the Tax Treatment of the Notes are Uncertain.

     The tax treatment of the notes is uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Canadian authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this pricing supplement.

     On December 7, 2007, the Internal Revenue Service issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the notes even though that holder will not receive any payments with respect to the notes until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the notes could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

     Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired such notes after the bill was enacted to accrue interest income over the term of the notes even though there will be no interest payments over the term of the notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of the notes.

     Please read carefully the sections entitled "Supplemental Discussion of U.S. Federal Income Tax Consequences" in this pricing supplement, the section "Tax Consequences" in the accompanying prospectus and the section entitled "Certain Income Tax Consequences" in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

Non-U.S. Investors May Be Subject to Certain Additional Risks.

     The notes will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or income of your investment.

     This pricing supplement contains a general description of certain U.S. and Canadian tax considerations relating to the notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving payments of principal or other amounts under the notes.

Certain Considerations for Insurance Companies and Employee Benefit Plans.

     Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA", or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the bullish buffered enhanced return notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the bullish buffered enhanced return notes could become a "prohibited transaction" under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the bullish buffered enhanced return notes. This is discussed in more detail under "Employee Retirement Income Security Act" below.

           GENERAL TERMS OF THE BULLISH BUFFERED ENHANCED RETURN NOTES

--------------------------------------------------------------------------------
Please note that in this section entitled "General Terms of the Bullish Buffered Enhanced Return Notes", references to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company ("DTC") or another depositary. Owners of beneficial interests in the notes should read the section entitled "Description of the Notes We May Offer--Legal Ownership" in the accompanying prospectus supplement and "Description of Debt Securities--Ownership and Book-Entry Issuance" in the accompanying prospectus.
--------------------------------------------------------------------------------

     In addition to the terms described on the front and inside cover of this pricing supplement, the following general terms will apply to the bullish buffered enhanced return notes, including your notes:

Specified Currency

     Unless otherwise specified in the relevant pricing supplement, all payments, if any, of principal and interest will be made in U.S. dollars ("$").

Form and Denomination

     The notes will be issued only in global form through DTC. The denomination of each note will be $1,000 and integral multiples in excess thereof.

No Listing

     Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Defeasance, Default Amount, Other Terms

     Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

     o the default amount will be payable on any acceleration of the maturity of your notes as described under "--Special Calculation Provisions" below;

     o anti-dilution provisions will apply to your notes as described under "-- Anti-dilution Adjustments" below;

     o a business day for your notes will have the meaning described under "--Special Calculation Provisions" below; and

     o a trading day for your notes will have the meaning described under "--Special Calculation Provisions" below.

     Please note that the information about the Issuance or Valuation Date, issue price discounts or commissions and net proceeds to Royal Bank in this pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Basket Assets, Index Sponsors and ETF Issuer

     The notes have not been passed on by the Index Sponsors or ETF Issuer as to their legality or suitability. The notes are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the Index Sponsors or ETF Issuer. The trademarks, service marks or registered trademarks of the Basket Assets are the property of their owners. The Index Sponsors and ETF Issuer makes no warranties and bear no liabilities with respect to the notes or to the administration or operation of the notes. This pricing supplement relates only to the notes offered in this pricing supplement and does not relate to any index or ETF of the sponsors or issuer.

     Information regarding an Basket Assets Index Sponsors or ETF Issuer may be obtained from various public sources including, but not limited to, press releases, newspaper articles, the sponsor website and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to the Basket Assets or any other publicly available information regarding the Index Sponsors or ETF Issuer. In connection with any issuance of notes under this pricing supplement, neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the Index Sponsors or ETF Issuer. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the levels of the Basket Assets (and therefore the levels of the Basket Assets at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Index Sponsors or ETF Issuer could affect the interest, payments at maturity or any other amounts payable on your notes and therefore the market value of the notes in the secondary market, if any.

Payment at Maturity

If, at maturity, the Final Basket Level is greater than the Initial Basket Level (in which case the Percentage Change will be positive), then the investor will receive an amount equal to the lesser of:

     1. Principal Amount + (Principal Amount x Participation Rate x Percentage Change); and

     2.   the Maximum Redemption Amount

If the Final Basket Level is less than or equal to the Initial Basket Level, but not less than 80% of the Initial Basket Level (the "Buffer Level"), in which case the Percentage Change will be less than or equal to 0% but not less than -20%, then, at maturity, the investor will receive their Principal Amount only.

If the Final Basket Level is less than the Buffer Level, then, at maturity, the investor will receive a cash payment equal to:

Principal Amount + [Principal Amount x (Percentage Change + Buffer Percentage)]


The Percentage Change, expressed as a percentage, is based on the sum of the weighted return of the Basket Assets. The percentage change for each Basket Asset is calculated using the following formula:

                         Final Asset Level - Initial Asset Level
     Component Weight x (---------------------------------------)
                                     Initial Asset Level

where, the Initial Asset Level is the closing level of a Basket Asset on the Pricing Date, and the Final Asset Level is the closing level of a Basket Asset on the Valuation Date.

The Initial Basket Level is the weighted sum of the Initial Asset Levels of the Basket Assets.

The Final Basket Level is the weighted sum of the Final Asset Levels of the Basket Assets.

The Buffer Percentage is 20% (Buffer Level is 80% of Initial Basket Level).

The Participation Rate is [165-205]% (to be determined on the pricing date); provided, however, in no event will more than the Maximum Redemption Amount be paid.

The Maximum Redemption Amount is [166-182]% multiplied by the Principal Amount (to be determined on the pricing date).

The Formula for Calculating the Payment at Maturity of the Notes Does Not Take Into Account All Developments in the Basket Assets

     Changes in the Basket Assets during the term of the notes before the Valuation Date may not be reflected in the calculation of the amount payable at maturity of the notes. The Calculation Agent will calculate this amount by comparing only the level of the Basket Assets on the Pricing Date relative to the level of the Basket Assets on the Valuation Date. No other levels or values will be taken into account. As a result, you may lose some or all of your principal even if the values of the Basket Assets have risen at certain times during the term of the notes before falling to a level below the initial level on the Valuation Date.

Maturity Date

     The Maturity Date will be the date specified as such on the cover page of this pricing supplement. If the third trading day before the Maturity Date is not the Valuation Date described below, however, then the Maturity Date will be the third business day following the Valuation Date, provided that the Maturity Date will never be later than the third business day after the relevant specified date or, if the relevant specified date is not a business day, later than the fourth business day after the relevant specified date. The Calculation Agent may postpone the Valuation Date--and therefore the Maturity Date--if a market disruption event occurs or is continuing on a day that would otherwise be the Valuation Date. We describe market disruption events under "--Market Disruption Events" below.

Valuation Date

     The Valuation Date will be the date specified as such on the cover page of this pricing supplement, unless the Calculation Agent determines that a market disruption event occurs or is continuing on that day for any of the Basket Assets. If a market disruption event occurs, the Valuation Date will be the first following trading day on which the Calculation Agent determines that a market disruption event is not continuing. In no event, however, will the Valuation Date be postponed by more than ten business days or later than the relevant specified Maturity Date or, if the relevant specified Maturity Date is not a business day, later than the first business day after the relevant specified date.

Anti-dilution Adjustments

     The Initial Basket Level will be specified in the relevant pricing supplement. For notes linked to an Underlying Security that is an ETF, the Calculation Agent will adjust the Initial Basket Level if any of the dilution events described below occurs with respect to the Underlying Security.

     The Calculation Agent will adjust the Initial Basket Level as described below, but only if an event below under this "-- Anti-dilution Adjustments" section occurs with respect to the Underlying Security and only if the relevant event occurs during the period described under the applicable subsection. The Initial Basket Level will be subject to the adjustments described below, independently and separately, with respect to the dilution events that affect the Underlying Security.

     If more than one anti-dilution event requiring adjustment occurs with respect to the Initial Basket Level and Call Barrier Price, the Calculation Agent will adjust that Initial Basket Level for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the Initial Basket Level for the first event, the Calculation Agent will adjust the Initial Basket Level for the second event, applying the required adjustment to the Initial Basket Level as already adjusted for the first event, and so on for each event. If an event requiring an anti-dilution adjustment occurs, the Calculation Agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder and us, relative to your note, that results solely from that event. The Calculation Agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

Stock Splits and Stock Dividends

     A stock split is an increase in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. When a corporation pays a stock dividend, it issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock split or stock dividend.

     If the Underlying Security is subject to a stock split or receives a stock dividend, then the Calculation Agent will adjust the Initial Basket Level by dividing the prior Initial Basket Level and Call Barrier Price--that is, the Initial Basket Level before the stock split or stock dividend--by the number equal to: (1) the number of shares of the Underlying Security outstanding immediately after the stock split or stock dividend becomes effective; divided by (2) the number of shares of the Underlying Security outstanding immediately before the stock split or stock dividend becomes effective. The Initial Basket Level will not be adjusted, however, unless:

     o in the case of a stock split, the first day on which the Underlying Security trades without the right to receive the stock split occurs after the pricing date and on or before the valuation date on which the Underlying Security's individual return is calculated; or

     o in the case of a stock dividend, the ex-dividend date occurs after the pricing date and on or before the valuation date on which the Underlying Security's individual return is calculated.

     The ex-dividend date for any dividend or other distribution with respect to the Underlying Security is the first day on which the Underlying Security trades without the right to receive that dividend or other distribution.

Reverse Stock Splits

     A reverse stock split is a decrease in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. Each outstanding share will be worth more as a result of a reverse stock split.

     If the Underlying Security is subject to a reverse stock split, then the Calculation Agent will adjust the Initial Basket Level by multiplying the prior Initial Basket Level by a number equal to: (1) the number of shares of the Underlying Security outstanding immediately before the reverse stock split becomes effective; divided by (2) the number of shares of the Underlying Security outstanding immediately after the reverse stock split becomes effective. The Initial Basket Level will not be adjusted, however, unless the reverse stock split becomes effective after the pricing date and on or before the valuation date on which the Underlying Security's return is calculated.

Extraordinary Dividends

     Any distribution or dividend on the Underlying Security determined by the Calculation Agent to be a distribution or dividend that is not in the ordinary course of the issuer's historical dividend practices will be deemed to be an extraordinary dividend. The Calculation Agent will determine if the dividend is an extraordinary dividend and, if so, the amount of the extraordinary dividend. Each outstanding share will be worth less as a result of an extraordinary dividend.

     If any extraordinary dividend occurs with respect to the Underlying Security, the Calculation Agent will adjust the Initial Basket Level to equal the product of: (1) the prior Initial Basket Level and Call Barrier Price, times
(2) a fraction, the numerator of which is the amount by which the closing price of the Underlying Security on the business day before the ex-dividend date exceeds the extraordinary dividend amount and the denominator of which is the closing price of the Underlying Security on the business day before the ex-dividend date. The Initial Basket Level will not be adjusted, however, unless the ex-dividend date occurs after the pricing date and on or before the valuation date on which the Underlying Security's return is calculated.

     The extraordinary dividend amount with respect to an extraordinary dividend for the Underlying Security equals:

     o for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the Underlying Security minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the Underlying Security; or

     o for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

     To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent. A distribution on the Underlying Security that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the Initial Basket Level only as described under "--Stock Splits and Stock Dividends" above, "--Transferable Rights and Warrants" below or "--Reorganization Events" below, as the case may be, and not as described here.

Other Events

     The Calculation Agent is empowered to make such adjustments to the terms of the notes for other events not described above (including events with respect to an Underlying Security that is an ETF) in its sole discretion.



Discontinuation of the Basket Assets that are Indexes

     If the Index Sponsors discontinue publication of a Basket Asset that is an index and the Index Sponsors or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Basket Asset (a "successor index"), then, upon the Calculation Agent's notification of any determination to the trustee and Royal Bank, the Calculation Agent will substitute the successor index or as calculated by the Index Sponsor or any other entity for the Basket Asset and calculate the Final Basket Level. Upon any selection by the Calculation Agent of a successor index, Royal Bank will cause notice to be given to holders of the securities.

     If the Index Sponsors discontinue publication of a Basket Asset and:

     o    the Calculation Agent does not select a successor index, or

     o the successor index is no longer published on any of the relevant trading days,

the Calculation Agent will compute a substitute level for the Basket Asset in accordance with the procedures last used to calculate the level of the Basket Asset before any discontinuation but using only those securities that composed the Basket Asset prior to such discontinuation. If a successor index is selected or the Calculation Agent calculates a level as a substitute for the Basket Asset as described below, the successor index or level will be used as a substitute for the Basket Asset for all purposes going forward, including for purposes of determining whether a market disruption event (as defined below) exists, even if the Index Sponsors elects to begin republishing the Basket Asset, unless the Calculation Agent in its sole discretion decides to use the republished Basket Asset.

     If the Index Sponsors discontinue publication of the Basket Asset before the Valuation Date and the Calculation Agent determines that no successor index is available at that time, then on each trading day until the earlier to occur of:

     o    the determination of the Final Basket Level, or

     o a determination by the Calculation Agent that a successor index is available,

the Calculation Agent will determine the level that would be used in computing the maturity payment amount as described in the preceding paragraph as if that day were a trading day.

     Notwithstanding these alternative arrangements, discontinuation of the publication of the Basket Asset would be expected to adversely affect the value of, liquidity of and trading in the securities.

     If at any time the method of calculating the level of the Basket Asset or the level of the successor index changes in any material respect, or if the Basket Asset or successor index is in any other way modified so that the Basket Asset or successor index or does not, in the opinion of the Calculation Agent, fairly represent the level of the index had those changes or modifications not been made, then, from and after that time, the Calculation Agent will, at the close of business in New York City, New York, on each date that the closing level of the index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a level of a stock index comparable to the Basket Asset or such successor index, as the case may be, as if those changes or modifications had not been made, and calculate the closing level with reference to the Basket Asset or such successor index, as so adjusted. Accordingly, if the method of calculating the Basket Asset or a successor index is modified and has a dilutive or concentrative effect on the level of such index, e.g., due to a split, then the Calculation Agent will adjust such index in order to arrive at a level of such index as if it had not been modified, e.g., as if a split had not occurred.

     Neither the Calculation Agent nor Royal Bank will have any responsibility for good faith errors or omissions in calculating or disseminating information regarding the Basket Asset or any successor index or as to modifications, adjustments or calculations by the Index Sponsors or any successor index sponsors in order to arrive at the level of the Basket Asset or any successor index.



Market Disruption Events

     If the Calculation Agent determines that, on the Valuation Date, a market disruption event has occurred or is continuing with respect to a Basket Asset, the valuation, and thus the determination of the Final Basket Level may be postponed. If such a postponement occurs, the Calculation Agent will use the closing price of the Basket Asset on the first business day on which no market disruption event occurs or is continuing. However, in no event will the determination of the Final Basket Level be postponed by more than ten business days.

     If the determination of the Final Basket Level is postponed to the last possible day, but a market disruption event for a Basket Asset occurs or is continuing on that day, that day will be the date on which the Final Basket Level will be determined by the Calculation Agent. In such an event, the Calculation Agent will make a good faith estimate in its sole discretion of the Basket Level that would have prevailed in the absence of the market disruption event.

Basket Assets that are Indexes

     For Basket Assets that are Indexes, a market disruption event, as determined by the Calculation Agent in its sole discretion, means a relevant exchange or any related exchange fails to open for trading during its regular trading session or the occurrence or existence of any of the following events:

     o a trading disruption, if the Calculation Agent determines it is material, at any time during the one hour period that ends at the close of trading for a relevant exchange or related exchange;

     o an exchange disruption, if the Calculation Agent determines it is material, at any time during the one hour period that ends at the close of trading for a relevant exchange or related exchange; or

     o    an early closure.

     For the purposes of determining whether a market disruption event exists at any time, if a market disruption event occurs in respect of a security included in the Basket Asset at any time, then the relevant percentage contribution of that security to the level of the Basket Asset will be based on a comparison of
(i) the portion of the level of the Basket Asset attributable to that security and (ii) the overall level of the Basket Asset, in each case immediately before the occurrence of such market disruption event.

     A "trading disruption" means any suspension of or limitation imposed on trading by the relevant exchange or related exchange or otherwise, whether by reason of movements in price exceeding limits permitted by the relevant exchange or related exchange or otherwise, (i) relating to securities that compose 20 percent or more of the level of the Basket Asset or (ii) in options contracts or futures contracts relating to the Basket Asset on any relevant related exchange.

     An "exchange disruption" means any event (other than a scheduled early closure) that disrupts or impairs (as determined by the Calculation Agent in its sole discretion) the ability of market participants in general to (i) effect transactions in or obtain market values on any relevant exchange or related exchange in securities that compose 20 percent or more of the level of the Basket Asset or (ii) effect transactions in options contracts or futures contracts relating to the Basket Asset on any relevant related exchange.

     An "early closure" means the closure on any exchange business day of any relevant exchange relating to securities that compose 20 percent or more of the level of the Basket Asset or any related exchange prior to its normally scheduled closing time unless such earlier closing time is announced by such exchange or related exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange or related exchange on such exchange business day and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such exchange business day.

     An "exchange" means the primary organized exchange or quotation system for trading any securities included in the Basket Asset and any successor to any such exchange or quotation system or any substitute exchange or quotation system to which trading in any securities underlying the Basket Asset has temporarily relocated (provided that the Calculation Agent has determined that there is comparable liquidity relative to the securities underlying the Basket Asset on such substitute exchange or quotation system as on the original exchange).

     An "exchange business day" means any trading day on which each exchange and related exchange is open for business during its regular trading session, notwithstanding any such exchange or related exchange closing prior to its scheduled weekday closing time, without regard to after hours or other trading outside its regular trading session hours.

     A "related exchange" means each exchange or quotation system on which futures or options contracts relating to the Basket Asset are traded, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the futures or options contracts relating to such Basket Asset has temporarily relocated (provided that the Calculation Agent has determined that there is comparable liquidity relative to the futures or options contracts relating to such Basket Asset on such temporary substitute exchange or quotation system as on the original related exchange).

Basket Assets that are ETFs

     For Basket Assets that are ETFs, any of the following will be a market disruption event:

     o a suspension, absence or material limitation of trading in the Basket Asset for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the Calculation Agent in its sole discretion;

     o in any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the notes that we or our affiliates have effected or may effect.

     The following events will not be market disruption events:

     o a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

     o    a decision to permanently discontinue trading in the Basket Asset.



Payment of Additional Amounts

     We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("taxes") now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the notes, we will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

     However, no Additional Amounts will be payable with respect to a payment made to a holder of a note, which we refer to as an "Excluded Holder", in respect of a beneficial owner:

     (i) with which we do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

     (ii) which is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder's activity in connection with purchasing the notes, the holding of notes or the receipt of payments thereunder;

    (iii) which presents such note for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting a note for payment on the last day of such 30 day period); for this purpose, the "relevant date" in relation to any payments on any note means:

          (a)  the due date for payment thereof, or

          (b) if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the notes in accordance with the indenture; or

     (iv) who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

     For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes at maturity.

     We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee. We will indemnify and hold harmless each holder of notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes, and
(y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder's net income or capital.

     For additional information, see the section entitled "Supplemental Discussion of Canadian Tax Consequences".

Default Amount on Acceleration

     If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes at maturity. We describe the default amount below under "--Default Amount".

     For the purpose of determining whether the holders of our medium-term notes are entitled to take any action under the indenture, we will treat the stated principal amount of each note outstanding as the principal amount of that note. Although the terms of the notes may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities--Modification and Waiver of the Debt Securities" and "--Events of Default".

Default Amount

     The default amount for the notes on any day will be an amount, in U.S. dollars for the principal of the notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

     o the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

     o the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

     During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

     The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

     o    no default quotation is obtained, or

     o every quotation of that kind obtained is objected to within five business days after the due date as described above.

     If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

     In any event, if the default quotation period and the subsequent two business day objection period have not ended before the Valuation Date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

     For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

     o A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

     o P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

     Any payment on or delivery of the notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Modified Business Day

     As described in the accompanying prospectus, any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your note, however, the term business day may have a different meaning than it does for other Series C medium-term notes. We discuss this term under "--Special Calculation Provisions" below.

Role of Calculation Agent

     The Calculation Agent will make all determinations regarding the level of the Basket Assets, modified business days, market disruption events, the default amount, the Initial Basket Level, Final Basket Level and the amount payable on your notes. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations or confirmations by the Calculation Agent.

     Please note that The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., is currently serving as the Calculation Agent for the notes. We may change the Calculation Agent for your notes at any time without notice and The Bank of New York Mellon may resign as Calculation Agent at any time upon 60 days' written notice to Royal Bank.

Special Calculation Provisions

Business Day

     When we refer to a business day with respect to your notes, we mean a day that is a business day of the kind described in the accompanying prospectus supplement.

Trading Day

     When we refer to a trading day with respect to your notes, we mean a day on which the principal trading market for the Basket Asset is open for trading.

Closing Level

     The closing level for any Basket Asset on any day will be determined in the manner specified in this pricing supplement under the heading "General Terms of the Bullish Buffered Enhanced Return Notes--Payment at Maturity."

                       HYPOTHETICAL RETURNS ON YOUR NOTES

     Below is a table and/or chart showing a hypothetical amount that could be delivered for your notes at maturity, based on a range of hypothetical Basket Asset Levels and on various key assumptions.

     This table and/or chart showing hypothetical amounts is provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market levels of the Basket Asset on the Valuation Date as calculated in the manner described under the heading "General Terms of the Bullish Buffered Enhanced Return Notes" and assuming all other variables remained constant. The hypothetical amounts listed are entirely hypothetical. They are based on market levels for the Basket Asset that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous.

     As shown below, the hypothetical amounts on your notes at maturity may bear little or no relationship to the actual market value of your notes on that date or at any other time, including any time you might wish to sell your notes. In addition, you should not view the hypothetical amounts as an indication of the possible financial return on an investment in your notes, since the financial return will be affected by various factors, including taxes that the hypothetical information does not take into account. Moreover, whatever the financial return on your notes might be, it may bear little relation to -- and may be much less than -- the financial return that you might achieve were you to invest in the Basket Assets directly. Among other things, the financial return on the Basket Assets would not be limited by the principal amount of your notes and an investment in the Basket Assets is likely to have tax consequences that are different from an investment in your notes.

     We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under "Additional Risk Factors Specific to Your Notes" above.

--------------------------------------------------------------------------------
We cannot predict the market levels of the Basket Assets or, therefore, the Final Basket Level for your notes. Moreover, the assumptions we make in connection with any hypothetical information provided in this pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the amount that will be delivered in respect of your notes at maturity, nor should it be viewed as an indication of the financial return on your notes or of how that return might compare to the financial return on an investment directly in the Basket Assets.
--------------------------------------------------------------------------------

     The examples set out below are included for illustration purposes only. The hypothetical levels of the Basket Assets used to illustrate the calculation of the Payment at Maturity are not estimates or forecasts of the Initial Basket Level and Final Basket Level. Each example assumes that a holder has purchased Notes with an aggregate Principal Amount of $1,000, a Buffer Percentage of 20%, a hypothetical Maximum Redemption Amount of $1,700 (170% multiplied by the Principal Amount), a hypothetical Participation Rate of 180% and that no market disruption event has occurred.

Example 1--    Calculation of the payment at maturity where the final basket level is greater than the initial basket level (and the payment at maturity is less than the maximum redemption amount).
               Percentage Change:       5%
               Payment at Maturity:     $1,000 + ($1,000 x 5% x 180%) = $1,000 +
                                        $90 = $1,090.
               On a $1,000 investment, a 5% percentage change results in a payment at maturity of $1,090, a 9% return on the Notes.

Example 2--    Calculation of the payment at maturity where the final basket level is greater than the initial basket level (and the payment at maturity is subject to the maximum redemption amount).
               Percentage Change:       45%
               Payment at Maturity:     $1,000 + ($1,000 x 45% x 180%) = $1,000
                                        + $810 = $1,810; however, the Maximum
                                        Redemption Amount is $1,700.
               On a $1,000 investment, a 45% percentage change (81% percentage change including the participation rate) results in a payment at maturity of $1,700, a 70% return on the Notes.



Example 3--    Calculation of the payment at maturity where the final basket level is less than or equal to the initial basket level but not less than the buffer level.
               Percentage Change:       -10%
               Payment at Maturity:     At maturity, the final basket level is
                                        less than the initial basket level but
                                        not less than the buffer level,
                                        therefore; the payment at maturity will
                                        equal the principal amount.
               On a $1,000 investment, a -10% percentage change results in a payment at maturity of $1,000, a 0% return on the Notes.


Example 4--    Calculation of the payment at maturity where the final basket level is less than the buffer level.
               Percentage Change:       -25%
               Payment at Maturity:     $1,000 + [$1,000 x (-25% + 20%)] =
                                        $1,000 - $50 = $950.
               On a $1,000 investment, a -25% percentage change results in a payment at maturity of $950, a -5% return on the Notes.

                           USE OF PROCEEDS AND HEDGING

     We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the attached prospectus supplement under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

     In anticipation of the sale of the notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Basket Assets and/or listed and/or over-the-counter derivative instruments linked to the Basket Assets prior to or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

     o acquire or dispose of the Basket Assets and constituent stocks of the Basket Assets;

     o acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on the price of the Basket Assets and the constituent stocks of the Basket Assets; or

     o    any combination of the above two.

     We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those similar securities.

     We or our affiliates may close out our or their hedge on or before the Valuation Date. That step may involve sales or purchases of the Basket Assets or over-the-counter derivative instruments linked to the Basket Asset.

--------------------------------------------------------------------------------
The hedging activity discussed above may adversely affect the market value of the notes from time to time. See "Additional Risk Factors Specific to Your Notes -- Trading and Other Transactions by Royal Bank or its Affiliates in the Constituent Stocks of the Basket Assets, Futures, Options, Exchange-Traded Funds or Other Derivative Products on the Constituent Stocks of Basket Assets May Impair the Market Value of the Notes" and "-- The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest" in this pricing supplement for a discussion of these adverse effects.
--------------------------------------------------------------------------------

                                INDEXES AND ETFS

     The Basket Assets to which your notes are linked are the Standard and Poor's 500(R) Index, the Russell 2000(R) Index, the iShares(R) MSCI EAFE Index Fund, and the iShares(R) MSCI Emerging Markets Index Fund. Below is a description of these Indexes and ETFs.

Standard &Poor's 500(R) Index

     We have derived all information regarding the Standard & Poor's 500(R) Index (the "S&P Index") contained in this pricing supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the S&P Index, and may discontinue publication of the S&P Index.

     The S&P Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies (the "Component Stocks") as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

     S&P calculates the S&P Index by reference to the prices of the Component Stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the notes will not reflect the return you would realize if you actually owned the stocks that compose the S&P Index and received the dividends paid on such stocks.

S&P Index Composition, Maintenance and Calculation

     The S&P Index was developed by S&P and is calculated, maintained and published by S&P. The S&P Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the Component Stocks as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the "Market Value" of any Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company's common stock is widely-held and the Market Value and trading activity of the common stock of that company.

     On March 21, 2005, S&P began to calculate the S&P Index based on a half float-adjusted formula, and on September 16, 2005, the S&P Index became fully float-adjusted. S&P's criteria for selecting stocks for the S&P Index will not be changed by the shift to float adjustment. However, the adjustment affects each company's weight in the S&P Index (i.e., its Market Value).

     Under float adjustment, the share counts used in calculating the S&P Index reflect only those shares that are available to investors, not all of a company's outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

     o holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

     o holdings by government entities, including all levels of government in the United States or foreign countries; and

     o holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

     However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P Index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as "exchangeable shares," shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

     For each stock, an investable weight factor ("IWF") is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P Index on and after September 16, 2005 is 0.80.) The float-adjusted S&P Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

     The S&P Index is calculated using a base-weighted aggregate methodology: the level of the S&P Index reflects the total Market Value of all 500 Component Stocks relative to the S&P Index's base period of 1941-43 (the "Base Period").

     An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

     The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P Index is computed by dividing the total Market Value of the Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P Index, it is the only link to the original Base Period level of the S&P Index. The Index Divisor keeps the S&P Index comparable over time and is the manipulation point for all adjustments to the S&P Index ("Index Maintenance").

     Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs.

     To prevent the level of the S&P Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in the total Market Value, the level of the S&P Index remains constant. This helps maintain the level of the S&P Index as an accurate barometer of stock market performance and ensures that the movement of the S&P Index does not reflect the corporate actions of individual companies in the S&P Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the S&P Index closing level.

     The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

---------------------------------------------------------------------------------------------------------------------
     Type of                                                                                                 Divisor
Corporate Action                                        Comments                                           Adjustment
---------------------------------------------------------------------------------------------------------------------
Company                Net change in market value determines divisor adjustment.                           Yes
added/deleted
---------------------------------------------------------------------------------------------------------------------
Change in shares       Any combination of secondary issuance, share repurchase or buy back-share           Yes
outstanding            counts revised to reflect change
---------------------------------------------------------------------------------------------------------------------
Stock split            Share count revised to reflect new count. Divisor adjustment is not required        No
                       since the share count and price changes are offsetting.
---------------------------------------------------------------------------------------------------------------------
Spin-off               If spun-off company is not being added to the index, the divisor adjustment         Yes
                       reflects the decline in index market value (i.e., the value of the spun-off unit).
---------------------------------------------------------------------------------------------------------------------
Spin-off               Spun-off company added to the index, no company removed from the index.             No
---------------------------------------------------------------------------------------------------------------------
Spin-off               Spun-off company added to the index, another company removed to keep                Yes
                       number of names fixed. Divisor adjustment reflects deletion.
---------------------------------------------------------------------------------------------------------------------
Change in IWF due      Increasing (decreasing) the IWF increases (decreases) the total market value        Yes
to a corporate         of the index. The divisor change reflects the change in market value caused
action or a            by the change to an IWF.
purchase or sale by
an inside holder
---------------------------------------------------------------------------------------------------------------------
Special Dividend       When a company pays a special dividend the share price is assumed to drop           Yes
                       by the amount of the dividend; the divisor adjustment reflects this drop in index market value.
---------------------------------------------------------------------------------------------------------------------
Rights offering        Each shareholder receives the right to buy a proportional number of additional      Yes
                       shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.
---------------------------------------------------------------------------------------------------------------------

     Stock splits and stock dividends do not affect the Index Divisor of the S&P Index, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

     Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the "Post-Event Market Value"). In order that the level of the S&P Index not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor ("New Divisor") is derived as follows, where "Old Divisor" is the Index Divisor before the corporate event and "Pre-Event Market Value" is the market value of the component stocks before the corporate event:

     --------------------------------------------------------------------
                                               Post-Event Market Value
        New Divisor   =   Old Divisor   x   -----------------------------
                                               Pre-Event Market Value
     --------------------------------------------------------------------

     Changes in a company's shares outstanding of 5% or more due to mergers, acquisition, public offerings, private placements, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. All other changes of 5% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, subscription rights, conversion of preferred stock, notes, debt, equity participation units or other recapitalizations) are made weekly and are announced on Tuesdays for implementation after the close of trading on Wednesday. Changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September and December, and are usually announced two days prior.

     IWFs are reviewed annually based on the most recently available data filed with various regulators and exchanges. Revised IWFs are applied on the third Friday of September. Changes in IWFs resulting from corporate actions which exceed 10 percentage points will be implemented as soon as possible; changes of less than 10 percentage points are implemented at the next annual review.

License Agreement

     S&P and Royal Bank have entered into a non-exclusive license agreement providing for the license to Royal Bank, and certain of its affiliates, in exchange for a fee, of the right to use the S&P Index, in connection with securities, including the notes. The S&P Index is owned and published by S&P.

     The license agreement between S&P and Royal Bank provides that the following language must be set forth in this pricing supplement:

     The notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P Index to track general stock market performance. S&P's only relationship to Royal Bank is the licensing of certain trademarks and trade names of S&P and of the S&P Index which is determined, composed and calculated by S&P without regard to Royal Bank or the notes. S&P has no obligation to take the needs of Royal Bank or the owners of the notes into consideration in determining, composing or calculating the S&P Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ROYAL BANK, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDEX OR ANY DATA INCLUDED THEREIN.

     WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     "Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Royal Bank. The notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the notes.

Russell 2000(R) Index

     We have derived all information regarding the Russell 2000(R) Index contained in this pricing supplement, including its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Frank Russell Company (the "Russell 2000(R) Index Sponsor"). The Russell 2000(R) Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Russell 2000(R) Index. We do not assume any responsibility for the accuracy or completeness of any information relating to the Russell 2000(R) Index. The Russell 2000(R) Index is an index calculated, published, and disseminated by the Russell 2000(R) Index Sponsor, and measures the composite price performance of stocks of 2,000 companies incorporated and domiciled in the United States and its territories. All 2,000 stocks are traded on the New York Stock Exchange, the American Stock Exchange LLC, or Nasdaq, and form a part of the Russell 3000(R) Index. The Russell 3000(R) Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98.00% of the United States equity market. The Russell 2000(R) Index consists of the smallest 2,000 companies included in the Russell 3000(R) Index. The Russell 2000(R) Index is designed to track the performance of the small capitalization segment of the United States equity market.

Stocks Included in the Russell 2000(R) Index

     U.S.-incorporated companies are eligible for inclusion in the Russell 3000ETM Index and, consequently, the Russell 2000(R) Index. Beginning May 31, 2007, companies incorporated in the following countries/regions are also reviewed for eligibility: the Bahamas, Belize, Bermuda, the British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles and Panama. However, not all companies incorporated in these regions are eligible for inclusion in the Russell 3000ETM Index, and, consequently, the Russell 2000(R) Index. Companies incorporated in these regions are specifically considered eligible for the Russell 2000(R) Index only if the company meets one of the following criteria:
(i) the company headquarters are in the U.S. or (ii) the company headquarters are also in the designated region/country, and the primary exchange for local shares is in the United States. ADRs are not eligible for inclusion in the Russell 3000ETM Index, and, consequently, the Russell 2000(R) Index. Preferred and convertible preferred stock, redeemable shares, participating preferred stock, paired shares, warrants, and rights also are excluded. Trust receipts, royalty trusts, limited liability companies, OTC Bulletin Board companies, pink sheets, closed-end mutual funds, and limited partnerships that are traded on United States exchanges also are ineligible for inclusion. In addition, Berkshire Hathaway is excluded as a special exception. Real Estate Investment Trusts and Beneficial Trusts, however, are eligible for inclusion.

     In general, only one class of securities of a company is allowed in the Russell 2000(R) Index, although exceptions to this general rule have been made where the Russell 2000(R) Index Sponsor has determined that each class of securities acts independently of the other. Stocks must trade at or above $1.00 on May 31 of each year to be eligible for inclusion in the Russell 2000(R) Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

     The primary criterion used to determine the initial list of securities eligible for the Russell 3000(R) Index is total market capitalization, which is defined as the price of a company's shares times the total number of available shares, as described below. Based on closing values on May 31 of each year, the Russell 2000(R) Index Sponsor reconstitutes the composition of the Russell 3000(R) Index using the then existing market capitalizations of eligible companies. As of the last Friday in June of each year, the Russell 2000(R) Index is adjusted to reflect the reconstitution of the Russell 3000(R) Index for that year. Real-time dissemination of the Russell 2000(R) Index began on January 1, 1987.

Computation of the Russell 2000(R) Index

     As a capitalization-weighted index, the Russell 2000(R) Index reflects changes in the capitalization, or market value, of the component stocks relative to the capitalization on a base date. The current Russell 2000(R) Index value is calculated by adding the market values of the Russell 2000(R) Index's component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the "adjusted" capitalization of the Russell 2000(R) Index on the base date of December 31, 1986. To calculate the Russell 2000(R) Index, last sale prices will be used for exchange-traded and Nasdaq stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000(R) Index. In order to provide continuity for the Russell 2000(R) Index's value, the divisor is adjusted periodically to reflect certain events, including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings, and other capitalization changes.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10.00% or more) is based on information recorded in notes and Exchange Commission filings. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

     o ESOP or LESOP shares--shares of corporations that have Employee Stock Ownership Plans that comprise 10.00% or more of the shares outstanding are adjusted;

     o Corporate cross-owned shares--when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership. Any percentage held in this class will be adjusted;

     o Large private and corporate shares--when an individual, a group of individuals acting together, or a corporation not in the index owns 10.00% or more of the shares outstanding. However, institutional holdings (investment companies, partnerships, insurance companies, mutual funds, banks, or venture capital companies) are not included in this class;

     o Unlisted share classes--classes of common stock that are not traded on a United States securities exchange or Nasdaq; and

     o Initial public offering lock-ups--shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the Russell 2000(R) Index.

     The following summarizes the types of Russell 2000(R) Index maintenance adjustments and indicates whether or not an index adjustment is required.

     o "No Replacement" Rule--Securities that leave the Russell 2000(R) Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions, or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000(R) Index over a year will fluctuate according to corporate activity.

     o Rule for Corporate Action-Driven Changes--When a stock is acquired, delisted or moves to the pink sheets or bulletin boards on the floor of a United States securities exchange, the stock is deleted from the Russell 2000(R) Index at the open of trading on the ex-date using the previous day's closing prices.

     o When acquisitions or mergers take place within the Russell 2000(R) Index, the stock's capitalization moves to the acquiring stock; as a result, mergers have no effect on the index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final.

     o Deleted Stocks--When deleting stocks from the Russell 2000(R) Index as a result of exchange delisting or reconstitution, the price used is the market price on the day of deletion, including potentially the OTC Bulletin Board price. Previously, prices used to reflect delisted stocks were the last traded price on the primary exchange. There may be corporate events, like mergers or acquisitions, that result in the lack of a current market price for the deleted security, and in such an instance the latest primary exchange closing price available will be used.

     o Additions for Spin-Offs--Spin-off companies are added to the parent company's index and capitalization tier of membership, if the spin off is large enough. To be eligible, the spun-off company's total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell Index at the latest reconstitution.

     o Quarterly IPO Additions--Eligible companies that have recently completed an initial public offering are added to the Russell 2000(R) Index at the end of each calendar quarter based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. Market adjustments will be made using the returns of the Russell 3000(R) Index. Eligible companies will be added to the Russell 2000(R) Index using their industry's average style probability established at the latest constitution.

     In order to be added in a quarter outside of reconstitution, the IPO company must meet all Russell U.S. Index eligibility requirements. Additionally, the IPO company must meet the following criteria on the final trading day of the month prior to quarter-end: (1) price/trade; (2) rank larger in total market capitalization than the market-adjusted smallest company in the Russell 3000(R) Index as of the latest June reconstitution; and (3) meet criteria (1) and (2) during an initial offering period.

     Each month, the Russell 2000(R) Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission. Only cumulative changes to shares outstanding greater than 5.00% are reflected in the Russell 2000(R) Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

     Neither we nor any of our affiliates, including the agents, accepts any responsibility for the calculation, maintenance, or publication of, or for any error, omission, or disruption in, the Russell 2000(R) Index or any successor Russell 2000(R) Index. The Russell 2000(R) Index Sponsor does not guarantee the accuracy or the completeness of the Russell 2000(R) Index or any data included in the Russell 2000(R) Index. The Russell 2000(R) Index Sponsor assumes no liability for any errors, omissions, or disruption in the calculation and dissemination of the Russell 2000(R) Index. The Russell 2000(R) Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Russell 2000(R) Index or the manner in which the Russell 2000(R) Index is applied in determining the amount payable at maturity.

License Agreement

     We have entered into a non-exclusive license agreement with the Russell 2000(R) Index Sponsor providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by the Russell 2000(R) Index Sponsor (including the Russell 2000(R) Index) in connection with certain securities, including the notes.

     The license agreement between Royal Bank and the Russell Index Sponsor requires that the following language be stated in this pricing supplement:

     The notes are not sponsored, endorsed, sold, or promoted by the Russell 2000(R) Index Sponsor. The Russell 2000(R) Index Sponsor makes no representation or warranty, expressed or implied, to you or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 2000(R) Index to track general stock market performance or a segment of the same. The Russell 2000(R) Index Sponsor's publication of the Russell 2000(R) Index in no way suggests or implies an opinion by the Russell 2000(R) Index Sponsor as to the advisability of investment in any or all of the securities upon which the Russell 2000(R) Index is based. The Russell 2000(R) Index Sponsor's only relationship to us is the licensing of certain trademarks and trade names of the Russell 2000(R) Index Sponsor and of the Russell 2000(R) Index which is determined, composed, and calculated by the Russell 2000(R) Index Sponsor without regard to us or the notes. The Russell 2000(R) Index Sponsor is not responsible for and has not reviewed the notes nor any associated literature or publications and the Russell 2000(R) Index Sponsor makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. The Russell 2000(R) Index Sponsor reserves the right, at any time and without notice, to alter, amend, terminate, or in any way change the Russell 2000(R) Index. The Russell 2000(R) Index Sponsor has no obligation or liability in connection with the administration, marketing, or trading of the notes.

     THE RUSSELL 2000(R) INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000(R) INDEX OR ANY DATA INCLUDED THEREIN AND THE RUSSELL 2000(R) INDEX SPONSOR SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. THE RUSSELL 2000(R) INDEX SPONSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, INVESTORS, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000(R) INDEX OR ANY DATA INCLUDED THEREIN. THE RUSSELL 2000(R) INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000(R) INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE RUSSELL 2000(R) INDEX SPONSOR HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

iShares(R) MSCI EAFE Index Fund

     The iShares(R) MSCI EAFE Index Fund (the "Underlying Fund") seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE(R) Index (the "Index"). The Fund's investment objective and the Index may be changed without shareholder approval.

     The Index is sponsored by an organization (the "Index Provider") that is independent of the Underlying Fund and Barclays Global Fund Advisors ("BGFA"), the investment advisor to the Underlying Fund. The Index Provider determines the composition and relative weightings of the securities in the Index and publishes information regarding the market value of the Index. The Underlying Fund's Index Provider is MSCI Inc. ("MSCI").

     The Securities are linked to the performance of the Underlying Fund and are not linked to the performance of the Index.

     BGFA uses a "passive" or indexing approach to try to achieve the Underlying Fund's investment objective. Unlike many investment companies, the Underlying Fund does not try to "beat" the index it tracks and does not seek temporary defensive positions when markets decline or appear overvalued.

     The Underlying Fund generally invests at least 90% of its assets in securities of the Index and in depositary receipts representing securities of the Index. The Underlying Fund may invest the remainder of its assets in securities not included in the Index but which BGFA believes will help the Underlying Fund track the Index, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by BGFA.

     BGFA uses a representative sampling indexing strategy to manage the Fund. "Representative sampling" is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Index. The Underlying Fund may or may not hold all of the securities in the Index.

     An index is a theoretical financial calculation while the Underlying Fund is an actual investment portfolio. The performance of the Underlying Fund and the Index may vary somewhat due to transaction costs, foreign currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the Underlying Fund's portfolio and the Index resulting from legal restrictions (such as diversification requirements) that apply to the Underlying Fund but not to the Index or the use of representative sampling. "Tracking error" is the difference between the performance (return) of the Underlying Fund's portfolio and that of the Index. BGFA expects that, over time, the Underlying Fund's tracking error will not exceed 5%. Because the Underlying Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. "Replication" is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as the underlying index.

     The Underlying Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

     As of November 28, 2008, the sector breakdown of the Underlying Fund was:
22.44% financials, 9.73% consumer discretionary, 11.15% industrials, 10.09% consumer staples, 9.50% health care, 9.07% energy, 7.84% materials, 7.39% utilities, 6.79% telecommunication services, 4.98% information technology.

     As of November 28, 2008 the Underlying Fund's top ten holdings and the percentage that such holdings represented in the total holdings of the Underlying Fund were: BP Plc (2.05%), Nestle SA-Reg (1.91%), HSBC Holdings Plc (1.77%), Total SA (1.53%), Novartis AG-REG (1.50%), Vodafone Group Plc (1.39%), Roche Holding AG-Genusschein (1.32%), Glaxosmithkline Plc (1.27%), Royal Dutch Shell Plc-A Shs (1.26%) and Telefonica S.A. (1.17%).

     As of September 30, 2008, the Underlying Fund had holdings in the following countries: Japan, United Kingdom, France, Germany, Switzerland, Australia, Spain, Italy, Netherlands, Sweden, Hong Kong, Finland, Singapore, Denmark, Belgium, Norway, Austria, Greece, Ireland, Portugal, United States.

     We have derived all information contained in this pricing supplement regarding the Underlying Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, which is subject to change. We make no representations or warranties as to the accuracy or completeness of the information derived from these public sources.

     The Underlying Fund is one of investment portfolios of iShares Trust (the "Trust"), a registered investment company. Information provided to or filed with the SEC by the Trust pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 can be located by reference to Central Index Key (or CIK) number 0001100663 on the SEC's website at http://www.sec.gov.

     Information from outside sources is not incorporated by reference in, and should not be considered a part of, this pricing supplement, the BOSPP product supplement or the accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of such information. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information. As a prospective purchaser of the Securities, you should undertake an independent investigation of the Underlying Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

     The Securities are not sponsored, endorsed, sold, or promoted by the Trust, BGFA or MSCI. The Trust, BGFA or MSCI make no representations or warranties to the owners of the Securities or any member of the public regarding the advisability of investing in the Securities. The Trust, BGFA and MSCI have no obligation or liability in connection with the operation, marketing, trading or sale of the Securities.

IShares(R) MSCI Emerging Markets Index Fund

     According to publicly available documents, the iShares(R) MSCI Emerging Markets Index Fund (the "Fund") is one of numerous separate investment portfolios called "funds," which make up iShares, Inc., a registered investment company. iShares, Inc. is currently subject to the informational requirements of the Securities Exchange Act and the Investment Company Act. Accordingly, iShares, Inc. files reports (including its Semi-Annual Report to Shareholders on Form N-CSRS for the six-month period ended February 29, 2008; its Quarterly Schedule of Portfolio Holdings on Form N-Q for the period ended May 31, 2008 and other information with the SEC. iShares, Inc.'s reports and other information are available to the public on the SEC's website at http://www.sec.gov or may be inspected and copied at the SEC's Public Reference Room at the location listed in the section "Where You Can Find More Information" in the Prospectus Supplement dated February 28, 2007.

     The Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as represented by the MSCI Emerging Markets Index. The MSCI Emerging Markets Index was developed as an equity benchmark for international stock performance. It is designed to measure equity market performance in the global emerging markets. As of June 30, 2008, the fund's holdings by country, with such country holding expressed as a percentage of total Fund holdings in parentheses, were: Brazil (16.40%), China (11.99%), South Korea (11.95%), the Russian Federation (10.62%), Taiwan (9.94%), South Africa (7.45%), Mexico (5.56%), India (5.26%), Israel (3.71%), Chile (2.36%), the Czech
Republic (2.32%), Thailand (1.95%), Hong Kong (1.88%), Indonesia (1.81%), Hungary (1.45%), Argentina (0.98%), the Philippines (0.87%), Turkey (0.81%), Egypt (0.81%), Malaysia (0.56%), Peru (0.51%), the United States (0.34%) and Colombia (0.10%). As of June 30, 2008, the fund's five largest holdings were OAO Gazprom (REG S ADR), Samsung Electronics (GDR REG S 144A), Petroleo Brasileiro S.A. (ADR), Taiwan Semiconductor (SP ADR) and Posco (ADR).

     The Fund uses a "Representative Sampling" strategy to try to track the MSCI Emerging Markets Index, which means it invests in a representative sample of securities in the MSCI Emerging Markets Index, which have a similar investment profile as the MSCI Emerging Markets Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MSCI Emerging Markets Index. In order to improve its portfolio liquidity and its ability to track the underlying index, the Fund may invest up to 10% of its assets in shares of other iShares funds that seek to track the performance of equity securities of constituent countries of the MSCI Emerging Markets Index.

     The Fund's top portfolio holdings can be found on the iShares(R) website, available at www.ishares.com. Funds like the iShares(R) MSCI Emerging Markets Index Fund that use Representative Sampling generally do not hold all of the securities that are included in the relevant underlying index. Fund fact sheets which provide information regarding the Fund's top holdings may be requested by calling 1-800-iShares or by visiting the iShares(R) website.

     Royal Bank has not participated in the preparation of iShares, Inc.'s publicly available documents and neither has made any due diligence investigation or inquiry of iShares, Inc. in connection with the Fund or the offering of the Notes. No representation is made that the publicly available information about iShares, Inc. or the Fund is accurate or complete.

     The notes represent obligations of Royal Bank only. iShares, Inc. is not involved in any way in this offering and has no obligation relating to the Notes or to holders of the Notes.

                      HISTORICAL TRADING LEVEL INFORMATION

     Below we provide historical level information on Basket Assets. You should not take these historical levels of the Basket Asset as an indication of the future performance. We cannot give you any assurance that the levels of the Basket Assets will not decrease by more than the Buffer Percentage, thus preventing you from receiving an amount equal to the principal amount of your notes at maturity.

     Because the cash delivery amount on your notes is linked to the closing level of the Basket Assets on the Valuation Date and is to be determined under a formula that caps the rate of return on your notes the principal of your notes is not protected and the rate of return on your notes may be less than that on the Basket Assets over a comparable period. See "Additional Risk Factors Specific to Your Notes--Your Investment in the Notes May Result in a Loss" above for more information about this risk.

Historical Information

The graphs below set forth the historical performance of the Basket Assets. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing levels of the Basket Assets. The information provided in this table is for the four calendar quarters of 2006, 2007, and 2008, as well as for the period from January 1, 2009 through January 16, 2009.

We obtained the information regarding the historical performance of the Basket Assets in the chart below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of the Basket Assets should not be taken as an indication of future performance, and no assurance can be given as to the level of the Basket Assets on the Final Valuation Date. We cannot give you assurance that the performance of the Basket Assets will result in any return in addition to your initial investment.

                               S&P 500 Index (SPX)
                                 (Jan-04 Jan-08)
                                 [CHART OMITTED]



  Period-Start          Period-End           High Intra-Day             Low Intra-Day           Period-End Closing
      Date                 Date           Level of the Basket        Level of the Basket        Level of the Basket
                                                 Asset                      Asset                      Asset
      ----                 ----                  -----                      -----                      -----
   01/01/2006           03/31/2006              1310.88                    1245.74                    1294.83
   04/01/2006           06/30/2006              1326.7                     1219.29                    1270.2
   07/01/2006           09/29/2006              1340.28                    1224.54                    1335.85
   09/30/2006           12/29/2006              1431.81                    1327.1                     1418.3

   01/01/2007           03/30/2007              1461.57                    1363.98                    1420.86
   03/31/2007           06/29/2007              1540.56                    1416.37                    1503.35
   06/30/2007           09/28/2007              1555.9                     1370.6                     1526.75
   09/29/2007           12/31/2007              1576.09                    1406.1                     1468.36

   01/01/2008           03/31/2008              1471.77                    1256.98                    1322.7
   04/01/2008           06/30/2008              1440.24                    1272                       1280
   07/01/2008           09/30/2008              1313.15                    1106.42                    1166.36
   10/01/2008           12/31/2008              1167.03                     741.02                     903.25

   01/01/2009           01/16/2009               943.85                     817.04                     850.12


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Russell 2000 Index (RTY)
                                 (Jan-04 Jan-08)
                                 [CHART OMITTED]



  Period-Start          Period-End           High Intra-Day             Low Intra-Day           Period-End Closing
      Date                 Date           Level of the Basket        Level of the Basket        Level of the Basket
                                                 Asset                      Asset                      Asset
      ----                 ----                  -----                      -----                      -----
   01/01/2006           03/31/2006               767.16                     666.58                     765.14
   04/01/2006           06/30/2006               784.62                     669.88                     724.67
   07/01/2006           09/29/2006               738.16                     668.58                     725.59
   09/30/2006           12/29/2006               801.01                     712.17                     787.66

   01/01/2007           03/30/2007               830.01                     760.06                     800.71
   03/31/2007           06/29/2007               856.39                     798.17                     833.7
   06/30/2007           09/28/2007               856.48                     736                        805.45
   09/29/2007           12/31/2007               852.06                     734.4                      766.03

   01/01/2008           03/31/2008               768.46                     643.28                     687.97
   04/01/2008           06/30/2008               763.27                     684.88                     689.66
   07/01/2008           09/30/2008               764.38                     647.37                     679.58
   10/01/2008           12/31/2008               679.57                     371.26                     499.45

   01/01/2009           01/16/2009               519.18                     439.55                     466.45


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       iShares MSCI EAFE Index Fund (EFA)
                                 (Jan-04 Jan-08)
                                 [CHART OMITTED]



  Period-Start          Period-End           High Intra-Day             Low Intra-Day           Period-End Closing
      Date                 Date           Level of the Basket        Level of the Basket        Level of the Basket
                                                 Asset                      Asset                      Asset
      ----                 ----                  -----                      -----                      -----
   01/01/2006           03/31/2006               65.52                      60.21                      64.92
   04/01/2006           06/30/2006               70.65                      59.4                       65.39
   07/01/2006           09/29/2006               68.52                      60.93                      67.75
   09/30/2006           12/29/2006               74.66                      67.61                      73.22

   01/01/2007           03/30/2007               77.18                      70.9                       76.26
   03/31/2007           06/29/2007               81.79                      76.05                      80.77
   06/30/2007           09/28/2007               83.8                       67.5                       82.59
   09/29/2007           12/31/2007               86.5                       78                         78.5

   01/01/2008           03/31/2008               79.22                      65.63                      71.9
   04/01/2008           06/30/2008               78.77                      68.06                      68.67
   07/01/2008           09/30/2008               68.39                      52                         56.3
   10/01/2008           12/31/2008               56.42                      35.53                      44.86

   01/01/2009           01/16/2009               45.62                      39.21                      40.57


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                 iShares MSCI Emerging Markets Index Fund (EEM)
                                 (Jan-04 Jan-08)
                                 [CHART OMITTED]



  Period-Start          Period-End           High Intra-Day             Low Intra-Day           Period-End Closing
      Date                 Date           Level of the Basket        Level of the Basket        Level of the Basket
                                                 Asset                      Asset                      Asset
      ----                 ----                  -----                      -----                      -----
   01/01/2006           03/31/2006              33.7967                    30                         33
   04/01/2006           06/30/2006              37.0833                    27.1167                    31.3
   07/01/2006           09/29/2006              33.3333                    29.0233                    32.2567
   09/30/2006           12/29/2006              38.2667                    31.6333                    38.0567

   01/01/2007           03/30/2007              39.86                      34.52                      38.8333
   03/31/2007           06/29/2007              44.6433                    38.74                      43.8833
   06/30/2007           09/28/2007              50.6667                    37.1367                    49.8167
   09/29/2007           12/31/2007              55.8267                    47.1767                    50.1

   01/01/2008           03/31/2008              50.7533                    40.6767                    44.7933
   04/01/2008           06/30/2008              52.4867                    44.4333                    45.24
   07/01/2008           09/30/2008              44.7733                    30.88                      34.17
   10/01/2008           12/31/2008              34.58                      18.22                      24.97

   01/01/2009           01/16/2009              27.28                      21.92                      23.25


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

              SUPPLEMENTAL DISCUSSION OF CANADIAN TAX CONSEQUENCES

     The following discussion supersedes in its entirety the description of the material Canadian federal income tax considerations relevant to owning debt securities under "Canadian Taxation" in the accompanying prospectus.

     In the opinion of Ogilvy Renault LLP, Canadian tax counsel to the Royal Bank of Canada, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Act") and Income Tax Regulations (the "Regulations") generally applicable to a holder of notes who acquires notes pursuant to this Pricing Supplement, and who, at all relevant times, is not resident and is not deemed to be resident in Canada, who deals at arm's length with Royal Bank and with any Canadian resident or deemed Canadian resident to which the holder assigns or transfers the notes and who does not use or hold and is not deemed to use or hold notes in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere (a "Non-resident Holder").

     This summary is based upon the provisions of the Act and the Regulations in force on the date hereof, proposed amendments to the Act and the Regulations in a form publicly announced prior to the date hereof by or on behalf of the Minister of Finance (Canada) (included for this purpose in the reference to the Act and Regulations) and the current administrative practices and policies published in writing by the Canada Revenue Agency. This summary does not take into account or anticipate any other changes in law, whether by legislative, governmental or judicial action or interpretation, nor does it take into account provincial, territorial or foreign income tax legislation. Subsequent developments could have a material effect on the following description.

     Interest paid or credited or deemed to be paid or credited by Royal Bank on a note (including any amount paid at maturity in excess of the principal amount and interest deemed to be paid on the note in certain cases involving the assignment or other transfer of a note to a resident or deemed resident of Canada) to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless any portion of such interest (other than on a "prescribed obligation" described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation. A "prescribed obligation" is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the preceding sentence. If any interest paid or credited or deemed to be paid or credited on a note is to be calculated by reference to an index or exchange traded fund which could be viewed as a proxy for the profit of Royal Bank, such interest may be subject to Canadian non-resident withholding tax. The Canadian withholding tax implications of such an issuance will be described particularly in the relevant pricing supplement if such notes are offered.

         In the event that a note the interest on which is not exempt from Canadian withholding tax as described above is redeemed, cancelled, or repurchased, as applicable, or purchased by Royal Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof or in certain cases the price for which such note was assigned or transferred by a person resident or deemed to be resident in Canada to the Non-resident Holder, the excess may, in certain circumstances, be deemed to be interest and may be subject to non-resident withholding tax if the note is not considered to be an "excluded obligation" for purposes of the Act. A note will be an "excluded obligation" for this purpose if: (a) the interest on the note is payable in a currency other than Canadian currency and such note is a deposit not repayable in Canadian currency; (b) under the terms of the note or any agreement relating thereto the Issuer may not under any circumstances be obliged to repay more than 25% of the aggregate principal amount of a particular issuance of notes within five years from the date of such issuance except, generally, in the event of a failure or default under such notes and where certain other conditions are satisfied; or (c) it is a note issued at no discount on its principal amount or at a "shallow" discount as set out in the Act.

     Generally, there are no other taxes on income (including taxable capital gains) payable in respect of a note or interest, discount, or premium thereon by a Non-resident Holder.

         SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of certain U.S. tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the United States of acquiring, holding and disposing of the notes and receiving payments of interest, principal and/or other amounts under the notes. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

Supplemental U.S. Tax Considerations

     The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to United States holders (as defined in the accompanying prospectus). It applies only to those United States holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus.

     NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

     In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the notes as a pre-paid cash-settled derivative contract in respect of the Basket Assets for United States Federal income tax purposes. The notes require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the notes for all tax purposes in accordance with such characterization. If the notes are so treated, a holder should generally recognize capital gain or loss upon the sale or maturity of the notes in an amount equal to the difference between the amount a holder receives at such time and the holder's tax basis in the notes. In general, a holder's tax basis in the notes will be equal to the price the holder paid for the notes. Capital gain recognized by a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

     Potential Application of Section 1260. Although not entirely clear, it is possible that the Internal Revenue Service could assert that the "constructive ownership" rules of Section 1260 of the Internal Revenue Code should apply to the portion of the notes that relates to the ETFs. If the notes were subject to the constructive ownership rules, then any long-term capital gain that a holder might realize upon the sale or maturity of its notes that is attributable to the appreciation of the shares of a Basket Asset that is an ETF over the term of the notes would be recharacterized as ordinary income (and a holder would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that the holder would have realized had that holder purchased the actual shares of that Basket Asset on the date that the holder purchased the notes and sold the shares in that Basket Asset on the date of the sale or maturity of the notes (the "Excess Gain Amount"). Because, however, the payment on the notes will not reflect any amount other than the appreciation or depreciation in the value of the Basket Assets, we believe that it is more likely than not that the Excess Gain Amount of the holder of such a note will be equal to zero, and that the application of the constructive ownership rules will accordingly not have any adverse effects to a holder provided that no anti-dilution adjustments are made to the notes. If an anti-dilution adjustment is made to a Basket Asset that is an ETF, it is possible that Section 1260 could recharacterize any long-term capital gain recognized by a holder in respect of such an anti-dilution adjustment as ordinary income, as described above. Because the application of the constructive ownership rules is unclear, however, you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to any investment you may make in the notes.

     Alternative Treatments. On December 7, 2007 the Internal Revenue Service released a notice that may affect the taxation of holders of the notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special "constructive ownership rules" of Section 1260 of the Internal Revenue Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Unless stated otherwise in the applicable pricing supplement, we intend to treat the notes for U.S. federal income tax purposes in accordance with the treatment described in this pricing supplement unless and until such time as the Treasury and Internal Revenue Service determine that some other treatment is more appropriate.

     Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired such notes after the bill was enacted to accrue interest income over the term of the notes even though there will be no interest payments over the term of the notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of the notes

     Other alternative treatments would also be possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, it would also be possible to treat the notes, and the Internal Revenue Service might assert that the notes should be treated, as a single debt instrument subject to the special tax rules governing contingent debt instruments. If the notes are so treated, a holder would generally be required to accrue interest currently over the term of the notes even though that holder will not receive any payments from us prior to maturity. In addition, any gain a holder might recognize upon the sale or maturity of the notes would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the notes, and thereafter, would be capital loss.

     Because of the absence of authority regarding the appropriate tax characterization of the notes, it is also possible that the Internal Revenue Service could seek to characterize the notes in a manner that results in other tax consequences that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that a holder may recognize upon the sale or maturity of the notes should be treated as ordinary gain or loss.

     Backup Withholding and Information Reporting. Please see the discussion under "Tax Consequences--United States Taxation--U.S. Holders--Taxation of Debt Securities--Information Reporting and Backup Withholding" in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the notes.

                     EMPLOYEE RETIREMENT INCOME SECURITY ACT

     This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

     The Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA" and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a "prohibited transaction".

     Royal Bank and certain of its affiliates each may be considered a "party in interest" or a "disqualified person" with respect to many employee benefit plans by reason of, for example, Royal Bank (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue Code), which we call collectively "Plans", and with respect to which Royal Bank or any of its affiliates is a "party in interest" or a "disqualified person", unless those notes are acquired under an exemption for transactions effected on behalf of that Plan by a "qualified professional asset manager" or an "in-house asset manager", for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption. Section 408(b) (17) provides an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than "adequate consideration" in connection with the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the notes will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank nor any of its affiliates is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the notes, or any exercise related thereto or as a result of any exercise by Royal Bank or any of its affiliates of any rights in connection with the notes, and no advice provided by Royal Bank or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

--------------------------------------------------------------------------------
If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the notes, you should consult your legal counsel.
--------------------------------------------------------------------------------

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

     With respect to each note to be issued, Royal Bank will agree to sell to RBC Capital Markets Corporation, and RBC Capital Markets Corporation will agree to purchase from Royal Bank, the principal amount of the note specified, at the price specified under "Net proceeds to the issuer", in the relevant pricing supplement. RBC Capital Markets Corporation intends to resell each note it purchases at the original issue price specified in the relevant pricing supplement. In the future, RBC Capital Markets Corporation or one of our affiliates may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the distribution agreement and possible market-making activities, see "Supplemental Plan of Distribution" in the accompanying prospectus supplement.

     To the extent the underwriter resells notes to a broker or dealer less a concession equal to the entire underwriting discount, such broker or dealer may be deemed to be an "underwriter" of the notes as such term is defined in the Securities Act of 1933, as amended.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus or prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus and prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

        Bullish Buffered Enhanced Return Notes Linked to a Global Basket,
                              due February 19, 2013

                               February [o], 2009